EXHIBIT 10.1

Confidential Treatment Requested by BIND Therapeutics, Inc.

THIRD AMENDMENT TO THE RESEARCH, OPTION AND LICENSE AGREEMENT

This THIRD AMENDMENT TO THE RESEARCH, OPTION AND LICENSE AGREEMENT (this “Amendment”) is entered into as of December 8, 2015 (the “Third Amendment Effective Date”), by and between BIND Therapeutics, Inc. (as successor in interest to BIND Biosciences, Inc.) (“BIND”) and Pfizer Inc. (“Pfizer”) and amends that certain Research, Option and License Agreement between BIND Biosciences, Inc. and Pfizer, dated as of March 25, 2013 (the “Agreement”) and amended and restated as of June 12, 2013 and March 31, 2015. Capitalized terms used herein without definition herein shall have the meaning given such terms in the Agreement.

WHEREAS, BIND and Pfizer desire to adjust the Design/Preclinical Collaboration Term to allow additional activities to be conducted with respect to [**] Agreement Compounds;

NOW, THEREFORE, BIND and Pfizer, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, agree as follows:

1. SECTION 2.1(a) OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

“(a) The Parties will conduct the Design/Preclinical Collaboration Project on the terms and conditions set forth in this Agreement and the Design/Preclinical Collaboration Plan to identify and Develop Agreement Compounds. The Design/Preclinical Collaboration Project will be undertaken and performed during the period beginning on the Effective Date and ending on December 31, 2016, unless earlier terminated as provided in this Agreement (the “Design/Preclinical Collaboration Term”), except that, only with respect to activities conducted thereunder with respect to the [**] Agreement Compounds The Design/Preclinical Collaboration Term may be extended only by mutual written agreement of the Parties.”

2. SECTION 2.2(a) OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

“(a) Pfizer may amend the Design/Preclinical Collaboration Plan at any time, provided that to the extent that any change to the Design/Preclinical Collaboration Plan will materially increase BIND’s obligations under the Design/Preclinical Collaboration Plan, then the Design/Preclinical Collaboration Plan shall be either (1) amended to include such change by the written agreement of the Parties or as set forth in this Section 2.2 or (2) amended as agreed to by the JRC. Pfizer shall have the right to terminate the Design/Preclinical Collaboration Plan at any time upon thirty (30) days’ notice to BIND and shall pay BIND for all documented direct costs incurred pursuant to the Design/Preclinical Collaboration Plan up to the date termination, less any payments made prior to the date of termination and limited by the maximum amount specified in the Design/Preclinical Collaboration Plan.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by BIND Therapeutics, Inc.

3. This Amendment shall become effective as of the Third Amendment Effective Date. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect in all other respects, unless further amended by written agreement. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be attached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4. Within ten (10) days of the last execution of this Third Amendment, Pfizer shall pay to BIND a non-refundable fee in the amount of $[**] US Dollars (“Execution Fee”). This Execution Fee is creditable against BIND’s research and development supplies for use in the Design/Preclinical Collaboration Plan.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed in the name of and on its behalf, to be effective as of the Third Amendment Effective Date.

BIND THERAPEUTICS, INC.

By:	/s/ Andrew Hirsch

Name:	Andrew Hirsch

Title:	President & CEO

Date:	December 8, 2015

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by BIND Therapeutics, Inc.

PFIZER INC.

By:	/s/ Robert T. Abraham

Name:	Robert T. Abraham

Title:	SVP, ORRD

Date:	December 15, 2015

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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